Luna Innovations Receives Additional Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q
ROANOKE, VA, (November 15, 2024) – Luna Innovations Incorporated (Nasdaq: LUNA) (the “Company”), a global leader in advanced fiber optic-based technology, today announced that it has received a written notice (the “Notice”) on November 14, 2024, from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Form 10-Q for the quarter ended September 30, 2024 (the “Q3 2024 Form 10-Q”) and because the Company remains delinquent in filing its Form 10-Qs for the quarters ended March 31, 2024 (the “Q1 2024 Form 10-Q”) and June 30, 2024 (the “Q2 2024 Form 10-Q”) and its Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”, and collectively with the Q1 2024 10-Q, Q2 2024 10-Q and Q3 2024 10-Q, the “Delinquent Filings”), it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). As previously announced, the Company received earlier notices of non-compliance with respect to the Rule on August 20, 2024, May 17, 2024 and April 2, 2024 because it had not yet filed its Q2 2024 Form 10-Q, Q1 2024 Form 10-Q and 2023 Form 10-K, respectively.
This Notice has no immediate effect on the listing of the Company’s shares on Nasdaq. However, if the Company fails to timely regain compliance with the Rule, the Company’s common stock will be subject to delisting from Nasdaq.
As previously disclosed on October 7, 2024, the Company intended to appeal a determination by the Nasdaq Listing Qualifications Department to delist the Company’s securities due to the Company’s Delinquent Filings. On October 8, 2024, the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”) and requested that the automatic stay of suspension be extended through the completion of the hearings process and the expiration of any additional extension period granted by the Panel following the hearing. The hearing is scheduled for November 26, 2024 and the request for the automatic stay of suspension was granted.
The Company is working diligently to complete its Delinquent Filings and will provide an update once more information is available.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.
Forward-Looking Statement
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations regarding the Delinquent Filings and the Company’s ability to regain compliance with the Nasdaq continued listing standards. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the investigation being overseen by the Special Committee of the Board is still ongoing, the determinations with respect to the degree of transactions and relevant financial reporting periods implicated thereby, the resulting effects on the Company’s reported financial results and the delay in the Company’s reporting of its financial results and filing of its Delinquent Filings with the SEC, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s securities, as well as the other risks and uncertainties set forth in the sections entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as in subsequent filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.
Investor Contact:
Allison Woody
Luna Innovations Incorporated
Phone: 540.769.8465
Email: woodya@lunainc.com